                              AGREEMENT TO ASSIGN
                               AND OTHER MATTERS

     THIS AGREEMENT is made and entered into as of January 16, 1996, by, among and between TERRACE HOLDINGS, INC., a Delaware corporation ("THI") and INTERNATIONAL TOURS AND CATERING BY AMBASSADOR, INC., a New Jersey corporation ("ITC"), Jonathan Twersky ("Twersky") and Susan Bachar ("Bachar") (ITC, Twersky and Bachar sometimes collectively called "Transferors").

                                   RECITALS:

     Bachar and Twersky collectively own all the issued and outstanding capital stock of ITC and are its sole officers and directors;

     ITC is the operator of Passover vacation operations at the Fontainebleau Hilton, Rye Town Hilton and Tamiment Hotels (sometimes collectively called the "Hotels") under valid and binding agreements with each of the Hotels;

     Neil Rothenberg ("Rothenberg") is the former owner of the business operated by ITC and is the owner or licensee and sub-licensor of certain assets used by or useful to ITC in its operations, which matters, among other things, are the subject of a separate agreement as of even date herewith between Rothenberg and THI, the execution and consummation of which is a condition precedent to the Closing hereunder;

     Transferors desire to transfer or assign certain assets and THI desires to acquire and accept assignments of certain assets but no liabilities other than those expressly assumed herein, from Transferors on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the terms and conditions in this Agreement set forth, the parties hereto agree as follows:

                             TERMS AND CONDITIONS

     1.  Assignment of Agreements.
         ------------------------

     Subject to the express written approval of each of the Hotels at or prior to Closing hereunder, ITC hereby irrevocably and unconditionally assigns, transfers and sets over to THI all of its rights, titles and interests in and to all of ITC's operations at each of the Hotels under the respective ITC agreements therewith, true and correct copies of each of which as currently in effect is attached hereto as Exhibits 1(a)-1, 1(a)-2 and 1(a)-3 (the "Hotel Agreements"). In connection with the assignments of the Hotel Agreements, THI shall have no obligation to report or consult with ITC, to utilize ITC employees or assets or in any manner deal with ITC, it being the express understanding, agreement and contemplation of the parties that THI shall replace ITC completely under said Hotel Agreements and THI shall have unfettered control and responsibility for the operations under the Hotel Agreements in lieu and in place of ITC. Notwithstanding the foregoing sentence, THI shall assume the obligations of ITC and honor the contracts detailed or attached hereto as Group Exhibit 1(a)-4, for Passover 1996, between ITC and the named rabbis, staff persons and caterers, each of whom or which is an independent contractor with ITC.

     2.  Acquisition of Certain Assets.
         -----------------------------

         (a) ITC, at Closing, shall transfer, bargain and convey, by warranty Bill of Sale, free and clear of any encumbrances of any kind or nature whatsoever, to THI all its right, title and interest in and to its customer, past customer and prospective customer mailing lists, a paper or computer-readable copy of which is attached hereto as Exhibit 2(a) (and a computer-readable copy of which shall be delivered to THI at Closing) and which contains the names, addresses, etc., of not less than 500 to 700 such customers, past customers or prospective customers.

         (b) Transferors, at Closing, shall grant, license and convey to THI the perpetual non-exclusive right, without any further cost or fee whatsoever to be paid by THI, to use, maintain, upgrade, enhance, sublicense or discard the current "reservations software, programs and systems" currently used by ITC. From and after Closing, and as soon thereafter as possible, Transferors covenant to provide THI with three days'

     "hands-on" instructions, one of which shall be at THI's designated offices in Florida and two of which shall be at ITC's offices in New York, on how to use said systems, all without further cost to THI. In addition, at Closing ITC shall assign to THI any rights ITC may have to support for such system from the system developers or others. From and after the completion of the "hands-on" training provided for above, ITC shall have no further obligations or liability to THI with respect to such systems, their use, enhancements, modifications or sublicensure.

     3.   Representations and Warranties of THI.  THI hereby represents and
          -------------------------------------
warrants to Transferors as follows:

          (a) THI is a validly existing Delaware corporation with full power and authority to enter into this Agreement and to be bound by the terms and conditions herein contained. The execution and performance of this Agreement and the consummation of the transaction contemplated hereby does not breach or conflict with any term, covenant or condition of any commitment, contract, or other agreement to which THI is a party.

          (b) As soon after Closing as is practicable, THI shall be duly qualified as a foreign corporation in each jurisdiction where the same shall be required for THI to carry out its obligations under this Agreement.

     4.   Representations and Warranties of Transferors. Transferors hereby
          ---------------------------------------------
represent and warrant to THI as follows:

          (a) ITC is a validly existing New Jersey corporation with full power and authority to enter into this Agreement and to be bound by the terms and conditions herein contained.

          (b) Each of Twersky and Bachar have the full power and authority to enter into this Agreement and be bound by the terms and conditions herein contained which may be applicable to either of them. The execution and performance of this Agreement and the consummation of the transaction contemplated hereby does not breach or conflict with any term, covenant or condition of any commitment, contract, or other agreement to which any of the Transferors is a party or by which any of the assets being transferred is or may be bound.

          (c) Each of the Hotel Agreements attached hereto as Exhibits 1(a)-1, 1(a)-2 and 1(a)-3 and the agreements detailed or attached as Group Exhibit 1(a)-4 are in full force and effect, current, valid and binding in accordance with their respective terms and at Closing ITC is not in breach under any of such agreements.

          (d) ITC is not delinquent in any payments due and owing any of its suppliers or vendors listed on Exhibit 4(d), or if any such delinquency is noted on said Exhibit 4(d), then ITC hereby covenants to remove such delinquency at or prior to Closing.

          (e) Transferors have the unqualified although non-exclusive right to use, operate, upgrade, sublicense, modify and enhance the reservation system (which is described in Exhibit 4(e) attached hereto) provided for in paragraph 2(b) of this Agreement and that such system is fully usable in the ordinary course to the extent ITC has used it and no further warranty of fitness for purpose beyond the foregoing is intended hereby.

     5.   Consideration.  In consideration of receipt of the Assignments of the
          -------------
Hotel Agreements in form satisfactory to THI and its counsel and the acquisition of certain assets, all as described in this Agreement and all without the assumption of any liabilities unless otherwise expressly assumed in this Agreement, THI, upon Closing, shall provide the following consideration:

          (a) THI shall pay to ITC or at its direction the sum of $675,000 by certified or bank check or wired funds.

          (b) THI shall reserve and provide two suites for Passover 1996 (one two-bedroom and one three-bedroom) at the

     Fontainebleau Hilton to such persons as ITC shall designate, without room charges or gratuities. All taxes, food charges (at $27 per day per person) and incidental charges in connection therewith shall be paid by ITC or its designee(s) to such suites.

          (c) As additional consideration, THI shall reimburse ITC for those expenses it has incurred and which are specifically listed on Exhibit 5(c) attached hereto. THI has not agreed to and is not responsible or liable in any manner whatsoever for any expenses of ITC or the Transferors except those specifically listed on said Exhibit 5(c) and those required under Exhibits 1(a)-1, 1(a)-2, 1(a)-3 and 1(a)-4. Similarly, Transferors have not agreed to and are not responsible or liable in any manner whatsoever for any expenses of THI except those specifically provided for in this Agreement.

     6.   Closing and Conditions to Closing.
          ---------------------------------

          (a) The Closing of this Agreement, at which time the matters contemplated herein shall be fully consummated, shall take place at the offices of ITC in Hackensack, New Jersey at 1:30 p.m. on Tuesday, January 16, 1996 or at such other time and place as the parties shall mutually agree (the "Closing"). In addition to execution of this Agreement by all the parties, the Closing shall be subject to the following conditions precedent:

               (i) the approval and ratification of all of the transactions contemplated herein by the Board of Directors of THI;

               (ii) the receipt of the assignments of the Hotel Agreements described in paragraph 5 above and the written acknowledgements, acceptances and approvals of each of the Hotels to THI as assignee of the Passover operations agreements of ITC at such Hotels satisfactory to THI and its counsel and an opinion of ITC's counsel satisfactory to THI and its counsel that none of such assignments in any way breaches any of the Hotel Agreements attached hereto as Exhibits 1(a)-1, 1(a)-2 or 1(a)-3;

               (iii) the agreement between Rothenberg and THI referred to in the Recitals at the head of this Agreement shall have been duly executed by the parties thereto and the closing thereof takes place concurrent with the Closing hereunder; and

               (iv) the agreement between Twersky and THI referred to in paragraph 7(b) of this Agreement shall have been executed by the parties thereto.

          (b) At the Closing, all representations and warranties of all parties hereto shall be true and correct as if made thereat.

     7.  Covenants of the Parties.
         ------------------------

          (a) Each of the Transferors hereby agrees that he, she or it, directly or indirectly, will not engage in or operate a Passover vacation, business tour or venue, or attempt to do so, from the date hereof through the end of Passover 1997 anywhere within the Continental United States, Mexico, Canada or the Caribbean Islands, and through the end of Passover 1998 in South Florida or the Northeastern United States.

               (i)  Excepted from the foregoing shall be:

                    (x) the hotels currently known as the Sans Souci of Miami Beach, Miami Beach, Florida, the Tamarack Hotel in Greenfield Park, New York and the Chateau Hotel in Camelback, Pennsylvania;

                    (y) any hotel or hotel-type operation controlled by Rothenberg or in which Rothenberg has an equity ownership interest of 5% or more; and

                    (z) any hotel or hotel-type operation in which Rothenberg in the future may acquire control or an equity interest of 5% or more;

               (ii) the covenant not to compete contained herein shall apply to the Hotels until the earlier of January 1, 2000 or the date Rothenberg is notified by THI or the subject Hotel either that THI will no longer operate Passover vacations thereat or that the subject Hotel invites "bids" from other than THI to operate future Passover vacations thereat; and

               (iii) for purposes of the covenants not to compete herein, "control" shall mean any hotel or hotel-type facility leased by Rothenberg under a bona-fide lease for a period of months not less than commencing in December and ending after the relevant immediately-subsequent Passover.

          (b) For the period from ten days prior to Passover 1996 through twenty days after the end of the Passover vacation period, Twersky agrees to be employed by THI on terms mutually agreed upon between THI and Twersky. Prior thereto, Mr. Twersky covenants to be available on a consultative basis as reasonably requested by THI on terms mutually agreed upon between THI and Twersky. Such separate agreement is a condition precedent to Closing hereunder.

          (c) From and after the Closing, the parties hereto agree to cooperate fully and reasonably in the transition of operations from ITC to THI for Passover 1996 and thereafter.

     8.  Additional Matters.
         ------------------

          (a) This Agreement shall be binding upon the parties hereto and their respective successors, heirs, administrators, executors and assigns. This Agreement shall not be assignable by any of the parties except that THI may delegate or assign any or all of its rights or obligations hereunder to any of its operating subsidiaries at any time.

          (b) This Agreement shall be construed under the laws of the State of New York.

          (c) Except as may be required by applicable law, regulation or judicial or administrative process, the parties hereby agree to maintain the confidentiality of the terms of this Agreement and all constituent matters between them. In this connection, to the extent reasonably practicable, THI shall request confidential treatment by the Securities and Exchange Commission and NASDAQ, to the extent allowable by law or regulation, of the details of the terms of the transactions contemplated by this Agreement. Any disclosure required by applicable law or regulation, or disclosure of matters already in the public domain, shall not be deemed a breach by the disclosing party of this covenant.

          (d) Nothing in this Agreement shall be deemed to constitute the parties as joint venturers, co-partners or to have any joint relationship whatsoever other than as expressly provided for herein. Under no circumstances shall the Transferors have any authority or right to act for or bind THI, or THI have the authority or right to act for or bind any of the Transferors, in any manner whatsoever and the same shall be affirmatively communicated by the parties to the Hotels as may be necessary to effectuate the intent of the parties hereunder.

     IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed as of this 16th day of January, 1996.

                         TERRACE HOLDINGS, INC.


                         By:     /s/ Samuel H. Lasko
                            -----------------------------------



                         INTERNATIONAL TOURS AND
                         CATERING BY AMBASSADOR, INC.


                         By:    /s/ Jonathan Twersky
                            -----------------------------------
                              President

                                   /s/ Jonathan Twersky
                              --------------------------------------
                              JONATHAN TWERSKY


                                   /s/ Susan Bachar
                              --------------------------------------
                              SUSAN BACHAR

                               LIST OF EXHIBITS



EXHIBIT        DOCUMENT
-------        --------

1(a)-1         Hotel Agreement with Fontainebleau Hilton

1(a)-2         Hotel Agreement with Rye Town Hilton

1(a)-3         Hotel Agreement with Tamiment Hotel

1(a)-4         Agreements with Rabbis, Staff and Caterers for Passover 1996

2(a)           Customer Mailing Lists

4(d)           List of Suppliers or Vendors

4(e)           Reservation System

5(c)           List of Expenses

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